UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Directed Stock Purchase Agreement

As previously disclosed on January 22, 2026, CDT Equity Inc. (the “Company”), is party to a directed stock purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) relating to an equity line of credit facility (the “ELOC”).

On March 3, 2026, the Company and Purchaser entered into an amendment to the Purchase Agreement (the “Amendment”) in which the parties mutually agreed to lower the Floor Price (as defined in the Purchase Agreement) to $0.60. Accordingly, the maximum number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) issuable pursuant to the ELOC, not taking into account the beneficial ownership limitations contained in the Purchase Agreement, is 41,666,667 shares. The full issuance of such shares underlying the ELOC is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC.

Senior Secured Convertible Promissory Note

On March 3, 2026, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with the Purchaser. Pursuant to the terms of the Note Purchase Agreement, the Company issued a Senior Secured Convertible Promissory Note with a total principal amount of up to $555,556 (the “Note”). The Note bears interest at an annual rate of 10% and matures on July 3, 2026 (the “Maturity Date”). The Company and the Purchaser may mutually agree to extend the Maturity Date by a period of two months.

The Purchaser has the right, but not the obligation, to convert, at any time following Stockholder Approval (as defined below) and prior to the Maturity Date, all or any portion of the outstanding principal amount, into shares (the “Conversion Shares”) of the Company’s Common Stock. The “Conversion Price” shall be equal to the Nasdaq official closing price of the Company’s Common Stock on the Stockholder Approval Date (as defined below). The Note may be prepaid in whole upon ten (10) days’ prior written notice to the Purchaser, but must be prepaid the next business day following a public or private offering, or issuance of Common Stock conducted by the Company, subject to certain customary conditions. Additionally, the Note is secured by certain assets of the Company, pursuant to a security agreement that was entered into with the Purchaser, in connection with the issuance of the Note (the “Security Agreement”). Lastly, to further secure the Company’s obligations pursuant to the Note, a Guaranty Agreement (the “Guaranty”) was entered into by the Company, in favor of the Purchaser. The Purchaser is prohibited from converting an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of the Company’s Common Stock beneficially owned by the Purchaser and 9.99% of the outstanding shares of the Company’s Common Stock.

The issuance of any or all of the Conversion Shares is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC, to the extent required by such rules and regulations (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). The Company has agreed to convene a stockholders’ meeting on or before May 3, 2026 to approve the issuance of the Conversion Shares.

The above descriptions of the terms and conditions of the Form of the Note, the Note Purchase Agreement, the Security Agreement, and the Guaranty, do not purport to be complete, and are qualified in their entirety by reference to the full text of such agreements and instruments, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 10.2, 10.3, and 10.4, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. The issuance of the shares of Common Stock under the Purchase Agreement and the Conversion Shares under the Note will be pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Promissory Note, by and between the Company and the Purchaser, dated March 3, 2026
10.1	Form of Amendment to Equity Purchase Agreement, dated March 3, 2026
10.2	Note Purchase Agreement, by and between the Company and the Purchaser, dated March 3, 2026
10.3	Security Agreement, by and between the Company and the Purchaser, dated March 3, 2026
10.4	Guaranty, by and between the Company and the Purchaser, dated March 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

March 9, 2026	By:	/s/ Andrew Regan
	Name:	Andrew Regan
	Title:	Chief Executive Officer